Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148811) of A. H. Belo Corporation of our report dated February 27, 2012, relating to the financial statements of Classified Ventures, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 8, 2012